The information in this Prospectus Supplement is not complete and may be changed. A Registration Statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This Prospectus Supplement and the accompanying Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October [●], 2018

FORM OF PROSPECTUS SUPPLEMENT TO BE USED IN CONNECTION WITH RIGHTS OFFERINGS1 (to Prospectus dated             , 2018)

Common Shares

XAI Octagon Floating Rate & Alternative Income Term Trust

Issuable Upon the Exercise of

Subscription Rights to Acquire Common Shares

XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company.

The Trust is issuing [transferable/non-transferable] rights (“Rights”) to the holders of record (“Record Date Shareholders”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), as of 5:00 p.m., Eastern time, on            (the “Record Date”), entitling the holders of those Rights to subscribe for up to an aggregate of            of the Trust’s Common Shares (the “Offer”). Record Date Shareholders will receive one Right for each outstanding whole Common Share held on the Record Date. The Rights entitle their holders to purchase one new Common Share for every        Rights held (1-for-        ). Any Record Date Shareholder who is issued fewer than Rights may subscribe for one full Common Share in the Offer. [In addition, Record Date Shareholders who fully exercise their Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to subscribe for additional Common Shares of the Trust that remain unsubscribed as a result of any unexercised Rights. This over-subscription privilege is subject to a number of limitations and subject to allotment.]

The subscription price (the “Subscription Price”) will be determined based upon a formula equal to                                             (the “Formula Price”). The Offer will expire at                    , on                    , unless extended as described in this prospectus (the “Expiration Date”).

Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription [and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege] at the estimated Subscription Price of $     per Common Share and, except in limited circumstances, will not be able to rescind their subscription.

Exercising your Rights and investing in the Trust’s Common Shares involves a high degree of risk . See “Risks” on page     of the accompanying Prospectus and “Risks Related to the Offer” on page of this Prospectus Supplement.

[1]

This document is a form of prospectus supplement for an offering of common shares pursuant to subscription rights. In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

i

This offering will dilute the ownership interest and voting power of the Common Shares owned by shareholders who do not fully exercise their Rights. Shareholders who do not fully exercise their Rights should expect, upon completion of the offering, to own a smaller proportional interest in the Trust than before the offering. Further, if the net proceeds per share from the offering are at a discount to the Trust’s net asset value per Common Share, this offering will reduce the Trust’s net asset value per Common Share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

(continued on following page)

	Per Share	Total(1)
Estimated Subscription Price(2)	$	$
Estimated Sales Load(2)(3)	$	$
Proceeds, before expenses, to the Trust(4)	$	$

(notes on following page)

This Prospectus Supplement is dated                    .

(notes from previous page)

(1)	Assumes that all Rights are exercised at the estimated Subscription Price. All of the Rights may not be exercised.

(2)	Estimated on the basis of [ ].

(3)

[                will act as dealer manager for the Offer (the “Dealer Manager”). The Trust has agreed to pay the Dealer Manager a fee for its financial structuring and soliciting services equal to    % of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights, including the over-subscription privilege. The Dealer Manager will reallow to broker-dealers in the selling group to be formed and managed by the Dealer Manager selling fees equal to    % of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights as a result of their selling efforts. In addition, the Dealer Manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of Rights solicitation fees equal to    % of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by each broker-dealer through The Depository Trust Company (“DTC”) on the Record Date. The fees and expenses of the Offer, including the Dealer Manager fee, will be borne by the Trust and indirectly by all of its Common Shareholders, including those who do not exercise their Rights.]

(4)

Offering expenses borne by the Trust are estimated to be $        , including partial reimbursement of the Dealer Manager for its expenses incurred in connection with the offering in an amount up to $        . Any offering expenses are paid indirectly by Common Shareholders. Such fees and expenses will immediately reduce the net asset value per Common Share, including Common Shares purchased by an investor in the Rights offering. The indirect expenses of the offering that Common Shareholders will pay are estimated to be $ per share. The amount of proceeds to the Trust net of any fees and expenses of the offering are estimated to be $        per share and $        in the aggregate. Shareholders will not directly bear any offering expenses.

(continued from previous page)

NAV dilution resulting from the Offer is not currently determinable because it is not known how many Common Shares will be subscribed for, what the net asset value or market price of the Common Shares will be on the Expiration Date or what the Subscription Price will be. Any such dilution will disproportionately affect non-exercising Common Shareholders. If the Subscription Price is substantially less than the then current net asset value, this dilution could be substantial. However, assuming all of the Common Shares are sold at the estimated Subscription Price, the Trust’s current net asset value per Common Share would be reduced by approximately $        , or    %. [The distribution to Common Shareholders of transferable Rights, which themselves have intrinsic value, will afford non-participating Record Date Shareholders the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be.] See “Risks Related to the Offer” in this prospectus supplement.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in this Prospectus) in floating rate credit instruments and other structured credit investments.

Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

Listing and Symbol. The Trust’s currently outstanding Common Shares are, and the Common Shares offered by the accompanying Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “XFLT.” As of                    , the last reported sale price for the Trust’s Common Shares on the NYSE was $ per Common Share, and the net asset value of the Trust’s Common Shares was $        per Common Share, representing a [discount/premium] to net asset value of %. [The Rights will be, subject to notice of issuance, admitted for trading on the        under the symbol “        ” during the course of the offer. Trading in the Rights on the            may be conducted until the close of trading on the on the last business day prior to the expiration date.]

You should read this Prospectus Supplement and the accompanying Prospectus, which contains important information about the Trust that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated            , 2018, containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. You may request free copies of the Statement of Additional Information, the table of contents of which is on page [ ] of the accompanying Prospectus, annual and semi-annual reports to shareholders and other information about the Trust, and make shareholder inquiries, by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s reports and its Statement of Additional Information will also be available from the Trust’s website at www.xainvestments.com.

The Trust’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus Supplement and the accompany Prospectus and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Related to this Offer” section of this Prospectus Supplement and the “Risks” section of the accompanying Prospectus, which describes certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations. The Trust urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Trust has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

v

TABLE OF CONTENTS

Page
Prospectus Supplement

Prospectus Supplement Summary	RS-
Summary of Trust Expenses	RS-
Capitalization	RS-
Use of Proceeds	RS-
Recent Developments	RS-
Terms of the Offer	RS-
Risks Related to the Offer	RS-
Legal Matters	RS-
Additional Information	RS-

Prospectus

PROSPECTUS SUMMARY
SUMMARY OF TRUST EXPENSES
EXAMPLE
FINANCIAL HIGHLIGHTS
SENIOR SECURITIES
THE TRUST
USE OF PROCEEDS
MARKET AND NET ASSET VALUE INFORMATION
INVESTMENT OBJECTIVE AND POLICIES
THE TRUST’S INVESTMENTS
USE OF LEVERAGE
RISKS
MANAGEMENT OF THE TRUST
NET ASSET VALUE
DISTRIBUTIONS
DIVIDEND REINVESTMENT PLAN
DESCRIPTION OF CAPITAL STRUCTURE
LIMITED TERM AND ELIGIBLE TENDER OFFER
ANTI-TAKEOVER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS
TAX MATTERS
PLAN OF DISTRIBUTION
CUSTODIAN, TRANSFER AGENT, AND ADMINISTRATOR
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FISCAL YEAR END AND REPORTS TO SHAREHOLDERS
ADDITIONAL INFORMATION
PRIVACY PRINCIPLES OF THE TRUST
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated            , 2018 (the “SAI”), especially the information set forth under the headings “Investment Objective and Policies” and “Risks.”

The Trust	XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust commenced operations on September 27, 2017.

Purpose of the Offer	[ ]

Important Terms of the Offer

The Trust is issuing [transferable/non-transferable] rights (“Rights”) to the holders of record (“Record Date Shareholders”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), as of 5:00 p.m., Eastern time, on            (the “Record Date”), entitling the holders of those Rights to subscribe for up to an aggregate of                 of the Trust’s Common Shares (the “Offer”). Record Date Shareholders will receive one Right for each outstanding whole Common Share held on the Record Date. The Rights entitle their holders to purchase one Common Share for every         Rights held (1-for-        ). Fractional Common Shares will not be issued upon the exercise of Rights; accordingly, Rights may be exercised only in integer multiples of, except that any Record Date Shareholder who is issued fewer than Rights may subscribe, at the Subscription Price (defined below), for one full Common Share. Assuming the exercise of all Rights, the Offer will result in an approximately     % increase in the Trust’s Common Shares outstanding. The Offer is not contingent upon any number of Rights being exercised. The subscription period commences on and ends at     , on                , unless otherwise extended (the “Expiration Date”). See “The Offer—Important Terms of the Offer.”

The Trust will bear the expenses of the Offer and all such expenses will be borne indirectly by the Trust’s Common Shareholders, including those who do not exercise their Rights. These expenses include, but are not limited to, [the dealer manager fee and reimbursement of dealer manager expenses], the expenses of preparing, printing and mailing the prospectus and Rights subscription materials for the Offer and the expenses of Trust counsel and the Trust’s independent registered public accounting firm in connection with the Offer.

Distributions

The Fund has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”).

The Fund’s next regularly scheduled distribution will be for the month ending            and, if approved by the Board of Trustees, is expected to be paid to Common Shareholders on or about.                 [Such distribution will not be payable with respect to Common Shares that are issued pursuant to the Offer after the record date for such distribution.]

Important Dates to Remember	Record Date: Subscription Period: through *

Final Date Rights Will Trade:                *

Expiration Date and Pricing Date:                *

Payment for Common Shares and Subscription Certificate or Notice of Guarantees of Delivery Due†:                *

Final Payment for Common Shares Due:                *

Confirmation Mailed to Participants:                *

*   Unless the Offer is extended.

†   A holder exercising Rights must deliver to        , the subscription agent for the Offer (the “Subscription Agent”) by         PM Eastern Time on         (unless the offer is extended) either (a) a Subscription Certificate and payment for Common Shares or (b) a notice of guaranteed delivery and payment for Common Shares. See “The Offer—Payment for Common Shares.”

Subscription Price	The subscription price for the Common Shares (the “Subscription Price”) will be determined based on a formula equal to (the “Formula Price”). Because the Expiration Date of the subscription period will be (unless the subscription period is extended), Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription [and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege] at the estimated Subscription Price of $ per Common Share and, except in limited circumstances, will not be able to rescind their subscription. See “The Offer—Subscription Price.”

[Oversubscription Privilege	Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining Common Shares are available following the primary subscription, all Record Date Shareholders’ over-subscription requests will be honored in full. Investors who are not Record Date Shareholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any Common Shares pursuant to the over-subscription privilege. If sufficient Common Shares are not available to honor all over-subscription requests, unsubscribed Common Shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Common Shares of the Trust they owned on the Record Date. See “The Offer—Over-Subscription Privilege.”]

[Sale and Transferability of Rights

The Rights will be, subject to notice of issuance, admitted for trading on             under the symbol during the course of the Offer. Trading in the Rights on the         may be conducted until the close of trading on the on the last business day prior to the Expiration Date. The Trust will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent.

Record Date Shareholders who do not wish to exercise any of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on the through the last business day prior to the Expiration Date, Subscription certificates representing the Rights to be sold through the Subscription Agent must be received by the Subscription Agent by 5:00 p.m., Eastern time, on                 (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the             business day prior to the extended Expiration Date). Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager it if will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market.

Alternatively, the Rights evidenced by a subscription certificate may be transferred until the Expiration Date in whole or in part by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. See “The Offer—Sale and Transferability of Rights.”]

Method for Exercising Rights

Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders (except as described below under “The Offer—Requirements for Foreign Shareholders”) or, if their Common Shares are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full of the estimated Subscription Price for the Common Shares subscribed for. Completed subscription certificates and payments must be received by the Subscription Agent by    , on the Expiration Date at the offices of the Subscription Agent. Rights also may be exercised by contacting your broker, banker, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of payment and of a properly completed and executed subscription certificate. A fee may be charged for this service by your broker, bank, trust company or other intermediary. In addition, your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m., Eastern time, on the Expiration Date. See “The Offer—Method for Exercising Rights” and “The Offer—Payment for Common Shares.”

Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt by the Subscription Agent of the completed subscription certificate together with payment for Common Shares subscribed for, except as described under “The Offer.”

Requirements for Foreign Shareholders	Subscription certificates will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (“Foreign Shareholders”). The Subscription Agent will send a letter via regular mail to Foreign Shareholders to notify them of the Offer. The Rights of Foreign Shareholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by , on , business days prior to the Expiration Date (or, if the subscription period is extended, on or before the business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights of Foreign Shareholders. If the Dealer Manager declines to purchase the

Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to these Foreign Shareholders.

U.S. Federal Income Tax Considerations	We urge you to consult your own tax adviser with respect to the particular tax consequences of the Offer. See “Terms of the Offer—U.S. Federal Income Tax Considerations” for more information on the tax consequences of the Offer.

[Distribution Arrangements

            (the “Dealer Manager”) will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Trust, the Adviser and the Sub-Adviser, the Dealer Manager will provide financial structuring services in connection with the Offer and will solicit the exercise of Rights and participation in the over-subscription privilege. The Trust has agreed to pay the Dealer Manager a fee for its financial structuring and soliciting services equal to     % of the aggregate Subscription Price for the Common Shares issued pursuant to the exercise of Rights and the over-subscription privilege. The fees paid to the Dealer Manager and other expenses of the Offer will be borne by the Trust and indirectly by all of its Common Shareholders, including those who do not exercise their Rights. The Dealer Manager will reallow a portion of its fees to other broker-dealers who have assisted in soliciting the exercise of Rights. The Trust, the Adviser and the Sub-Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale Common Shares it has acquired through purchasing and exercising the Rights, at prices it sets. Although the Dealer Manager may realize gains and losses in connection with purchases and sales of Common Shares, such offering of Common Shares is intended by the Dealer Manager to facilitate the Offer, and any such gains or losses are not expected to be material to the Dealer Manager. The Dealer Manager’s fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of Common Shares. See “The Offer—Distribution Arrangements.”]

Benefits to the Investment Adviser	The Adviser and the Sub-Adviser will benefit from the Offer, in part, because the management fee paid by the Trust to the Adviser (and thus the fees paid by the Adviser to the Sub-Adviser, which are based on a percentage of the fee paid by the Trust to the Adviser) is based on Managed Assets of the Trust. The Adviser also receives a service fee for investor support services and secondary market services, which is based on Managed Assets of the Trust. It is not possible to state precisely the amount of additional compensation the Adviser and the Sub-Adviser will receive as a result of the Offer because it is not known how many Common Shares of the Trust will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Trust’s average net asset value during the twelve-month period beginning is $ per Common Share (the net asset value per Common Share on ) (iii) the Subscription Price is $ per Common Share , and (iv) for purposes of this example, the Trust increases the amount of Financial Leverage it has outstanding while maintaining approximately the same percentage of total assets attributable to Financial Leverage, and after giving effect to the

10

Dealer Manager fee and other estimated offering expenses, the Adviser would receive additional investment management fees of approximately $ , for the twelve-month period beginning , of which approximately $ would be paid by the Adviser to the Sub-Adviser, and additional service fees of approximately $ . The Adviser and the Sub-Adviser would continue to receive additional investment management fees and service fees, as a result of the Offer, based on the Trust’s Managed Assets attributable to the Common Shares issued in the Offer and related additional Financial Leverage, thereafter.

Listing and Symbol	The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “XFLT.” As of , the last reported sale price for the Trust’s Common Shares on the NYSE was $ per Common Share, and the net asset value of the Trust’s Common Shares was $ per Common Share, representing a [premium/discount] to net asset value of %. [The Subscription Rights for Common Shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, admitted for trading on the under the symbol “ ” during the course of the offer. Trading in the Rights on the may be conducted until the close of business on the on the last business day prior to the expiration date.]

Risks	See “Risks” beginning on page of this Prospectus Supplement and page of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares.

Use of Proceeds

The Trust estimates the net proceeds of the Offer to be approximately $        . This figure is based on the Subscription Price per Common Share of $        and assumes all new Common Shares offered are sold and that the expenses related to the Offer, estimated at approximately $        , are paid.

The Trust intends to invest the net proceeds of the Offer in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within         months after the completion of the Offer. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Trust currently has no intent to issue Securities primarily for these purposes.

SUMMARY OF TRUST EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of                 (except as noted below) after giving effect to the Offer, assuming that the Offer is fully subscribed resulting in the receipt of net proceeds from the Offer of approximately $     million. If the Trust issues fewer Common Shares in the Offer and the net proceeds to the Trust are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses

Sales load (as a percentage of offering price)	%(1)
Offering expenses borne by the Trust (as a percentage of offering price)	%(1))
Automatic Dividend Reinvestment Plan fees(2)	None

As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(3)	[ ]%
Interest expense(4)	[ ]%
Other expenses
Investor Support and Secondary Market Support Services Fee(5)	[ ]%
Other(6)(7)	[ ]%

Total annual expenses(8)	[ ]%

(1)

The Dealer Manager will receive a fee for its financial structuring and soliciting services equal to         % of the aggregate Subscription Price for Common Shares issued pursuant to the Offer. The Dealer Manager will reallow to broker-dealers in the selling group to be formed and managed by the Dealer Manager selling fees equal to         % of the Subscription Price per Common Share for each Common Share issued pursuant to the Offer as a result of their selling efforts. In addition, the Dealer Manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of Rights solicitation fees equal to         % of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by each broker-dealer through The Depository Trust Company (“DTC”) on the Record Date. Offering expenses borne by the Trust are estimated to be $            , including partial reimbursement of the Dealer Manager for its expenses incurred in connection with the offering in an amount up to $            . The fees and expenses of the Offer will be borne by the Trust and indirectly by all of its Common Shareholders, including those who do not exercise their Rights.

(2)	Common Shareholders will incur brokerage charges if they direct DST Systems, as Plan Agent for the Common Shareholders, to sell their Common Shares held in a dividend reinvestment account.

(3)

The Trust pays the Adviser an annual management fee, payable monthly in arrears, in an amount equal to 1.70% of the Trust’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of Financial Leverage, which means that Common Shareholders effectively bear the entire management fee. The contractual management fee rate of 1.70% of the Trust’s Managed Assets represents an effective management fee rate of         % of net assets attributable to Common Shares, assuming Financial Leverage of         % of the Trust’s Managed Assets (the Trust’s outstanding Financial Leverage as of         ). The Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

(4)

Based upon the Trust’s outstanding Indebtedness as of             , 2018 of $         million and the interest rate as of             , of         %. The costs associated with such Financial Leverage is borne entirely by Common Shareholders.

(5)

The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

(6)

Expenses attributable to the Trust’s investments, if any, in other investment companies, including closed-end funds and exchange-traded funds, are currently estimated not to exceed 0.01% of net assets attributable to Common Shares.

(7)

The “Other expenses” shown in the table and related footnotes include operating expenses of the Trust and are based on estimated amounts for the Trust’s first year of operations and may be greater or less than the estimates shown in the table and accompanying footnotes.

(8)

The Adviser has contractually agreed, through September 27, 2019, to waive a portion of the advisory fee and/or reimburse the Trust for certain operating expenses so that the annual expenses of the Trust do not exceed 0.30% of the Trust’s Managed Assets (exclusive of investment advisory fees, investor support and secondary market services fees, taxes, expenses incurred directly or indirectly by the Trust as a result of an investment in a permitted investment (including, without limitation, acquired fund fees and expenses), expenses associated with the acquisition or disposition of portfolio investments (including, without limitation, brokerage commissions and other trading or transaction expenses), leverage expenses (including, without limitation, costs associated with the issuance or incurrence of leverage, commitment fees, interest expense or dividends on preferred shares), expenses incurred in connection with issuances and sales of shares of the Trust (including, without limitation, fees, commissions and offering costs), dividends on short sales, if any, securities lending costs, if any, expenses of holding, and soliciting proxies for, meetings of shareholders of the Trust (except to the extent relating to routine items such as the election of trustees), expenses of a reorganization, restructuring, redomiciling or merger of the Trust or the acquisition of all or substantially all of the assets of another fund, or any extraordinary expenses not incurred in the ordinary course of the Trust’s business (including, without limitation, expenses related to litigation, derivative actions, demands related to litigation, regulatory or other government investigations and proceeding)). The expense limitation agreement, during its term, may be terminated only by the Board of Trustees. After its initial term, the expense limitation agreement may be renewed only with the consent of the Adviser and the Board of Trustees. The Adviser may recoup waived or reimbursed amounts for a period of up to three years following the date of such waiver or reimbursement, provided total expenses, including such recoupment, do not exceed the lesser of the annual expense limit at the time such expenses were waived or reimbursed or the annual expense limit at the time of recoupment.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses of [  ]% of net assets attributable to Common Shares, (2) the sales load of $        and estimated offering expenses of $         , and (3) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at net asset value per Common Share. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Years	5 Years	10 Years
$[ ]	$[ ]	$[ ]	$[ ]

The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example.

CAPITALIZATION

The following table sets forth the Trust’s capitalization at                 :

(i)	on a historical basis;

(ii)

on an as adjusted basis to reflect the issuance of an aggregate of         Common Shares pursuant to the Trust’s Automatic Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of Common Shares; and

(iii)

on an as further adjusted basis to reflect the assumed sale of            of Rights to purchase Common Shares at a price of $        per Common Share in an offering under this Prospectus Supplement and the accompanying Prospectus less the [dealer manager fee of $         and] estimated offering expenses payable by the Trust of $        .

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Short-Term Debt:
Borrowings	$	$	$
Common Shareholder’s Equity:
Common Shares of beneficial interest, par value $0.01 per share; unlimited shares authorized, shares issued and outstanding (actual), shares issued and outstanding (as adjusted), and shares issued and outstanding (as further adjusted)
Additional paid-in capital
Net unrealized appreciation on investments, net of tax
Accumulated net realized gain on investments, net of tax
Accumulated net investment loss, net of tax
Net assets

USE OF PROCEEDS

The Trust estimates the net proceeds of the Offer to be approximately $         . This figure is based on the Subscription Price per Common Share of $        and assumes all new Common Shares offered are sold and that the expenses related to the Offer, estimated at approximately $        , are paid.

The Trust intends to invest the net proceeds of the Offer in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the Offer in accordance with its investment objective and policies within         months after the completion of the Offer. Pending the full investment of the proceeds of an Offer, it is anticipated that all or a portion of the proceeds will be invested in U.S. Government securities or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an Offer in accordance with its investment objective. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders.

RECENT DEVELOPMENTS

[TO COME, IF ANY]

TERMS OF THE OFFER

Purpose of the Offer

[TO COME]

The Offer may not be successful. The completion of the Offer may result in an immediate dilution of the net asset value per Common Share for all Common Shareholders, including those who fully exercise their Rights (as defined below).

Important Terms of The Offer

The Trust is issuing [transferable/non-transferable] rights (“Rights”) to the holders of record (“Record Date Shareholders”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), as of 5:00 p.m., Eastern time, on          (the “Record Date”), entitling the holders of those Rights to subscribe for up to an aggregate of         of the Trust’s Common Shares (the “Offer”). Record Date Shareholders will receive one Right for each outstanding whole Common Share of the Trust held on the Record Date. The Rights entitle their holders to purchase one Common Share for every         Rights held (1-for-        ). Fractional Common Shares will not be issued upon the exercise of Rights; accordingly, Rights may be exercised only in integer multiples of        , except that any Record Date Shareholder who is issued fewer than         Rights may subscribe, at the Subscription Price (as defined on the next page), for one full Common Share. Assuming the exercise of all Rights, the Offer will result in an approximately         % increase in the Trust’s Common Shares outstanding.

[Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. Investors who are not Record Date Shareholders, but who otherwise acquire Rights to purchase Common Shares pursuant to the Offer, are not entitled to subscribe for any Common Shares pursuant to the over-subscription privilege. See “—Over-Subscription Privilege” below. The distribution to Record Date Shareholders of transferable Rights may afford non-participating Record Date Shareholders the opportunity to sell their Rights for some cash value, receipt of which may be viewed as partial compensation for any economic dilution of their interests resulting from the Offer.]

The subscription period commences on                  and ends at                 , Eastern time, on                 , unless otherwise extended (the “Expiration Date”).

The Trust expects to declare a monthly distribution in              . Such distribution will not be payable with respect to Common Shares that are issued pursuant to the Offer after the record date for such distribution.

For purposes of determining the maximum number of Common Shares a Rights holder may acquire pursuant to the Offer, broker-dealers, trust companies, banks or others whose Common Shares are held of record by Cede & Co., the nominee for the Depository Trust Company (“DTC”), or by any other depository or nominee, will be deemed to be the holders of the Rights that are held by Cede & Co. or such other depository or nominee on their behalf.

[The Rights are transferable and, subject to notice of issuance, will be admitted for trading on              under the symbol “            ” during the course of the Offer. Trading in the Rights on the        may be conducted until the close of trading on         on the last business day prior to the Expiration Date. See “—Sale and Transferability of Rights.” The Common Shares, once issued, will be listed         on the under the symbol “        ” The Rights will be evidenced by subscription certificates which will be mailed to Record Date Shareholders, except as discussed under “—Requirements for Foreign Shareholders.”]

Rights may be exercised by filling in and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to                         , the subscription agent for the Offer (the “Subscription Agent”), together with payment at the estimated Subscription Price for the Common Shares subscribed for. For a discussion of the method by which Rights may be exercised and Common Shares may be paid for, see “—Method for Exercising Rights” and “—Payment for Common Shares.”

[The Trust has retained              (            “Dealer Manager”) to provide the Trust with financial structuring and soliciting services relating to the Offer, including advice with respect to the structure, timing and terms of the Offer. In determining the structure of the Offer, the Board considered, among other things, using a fixed-pricing versus a variable-pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the anticipated effect on the Trust and its existing Common Shareholders if the Offer is not fully subscribed, the anticipated dilutive effects on the Trust and its existing Common Shareholders of the Offer and the experience of the Dealer Manager in conducting rights offerings. The Board also considered that the Adviser and the Sub-Adviser would benefit from the Offer because the advisory fee paid to the Adviser (and thus the fees paid by the Adviser to the Sub-Adviser, which are based on a percentage of the fee paid by the Trust to the Adviser) is based on the Trust’s Managed Assets, which would increase as a result of the Offer. The Adviser also receives a service fee for investor support services and secondary market services, which is based on Managed Assets of the Trust. See “—Benefits to the Investment Adviser.”]

Important Dates to Remember

Record Date:

Subscription Period:             through             *

Final Date Rights Will Trade on the Exchange:             *

Expiration Date and Pricing Date:             *

Payment for Common Shares and Subscription Certificate or Notice of Guarantees of Delivery Due†:             *

Final Payment for Common Shares Due†:                 *

Confirmation Mailed to Participants:                 *

*	Unless the Offer is extended.

†

A holder exercising Rights must deliver to the Subscription Agent by        PM Eastern Time on         (unless the offer is extended) either (a) a Subscription Certificate and payment for Common Shares or (b) a notice of guaranteed delivery and payment for Common Shares. See “—Payment for Common Shares.”

Subscription Price

The subscription price for the Common Shares (the “Subscription Price”) will be determined based on a formula equal to                          (the “Formula Price”). In each case, net asset value will be calculated as of the close of trading on the NYSE on the applicable day.

Because the Expiration Date of the subscription period will be                  (unless the subscription period is extended), Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription [and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege] at the estimated Subscription Price of $        per Common Share. See “—Payment for Common Shares.” A Rights holder will have no right to rescind his subscription after the Subscription Agent has received a completed subscription certificate together with payment for the Common Shares subscribed for, except as provided under “—Notice of Net Asset Value Decline.” The Trust does not have the right to withdraw the Rights or to cancel the Offer after the Rights have been distributed.

The net asset value per Common Shares at the close of business on          (the last trading date prior to the date of this prospectus on which the Trust determined its net asset value) was $        , and the last reported sale price of a Common Share on the NYSE on that day was $        .

[Over-Subscription Privilege

Record Date Shareholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares that were not subscribed for by other holders of Rights at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining Common Shares are available following the primary subscription, all Record Date Shareholders’ over-subscription requests will be honored in full. Investors who are not Record Date Shareholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any Common Shares pursuant to the over-subscription privilege. If sufficient Common Shares are not available to honor all over-subscription requests, unsubscribed Common Shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Common Shares of the Trust they owned on the Record Date. The allocation process may involve a series of allocations in order to ensure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.

Record Date Shareholders who are fully exercising their Rights during the subscription period should indicate, on the subscription certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they desire to acquire pursuant to the over-subscription privilege.

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the subscription period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by such beneficial owner, and that such beneficial owner’s primary subscription was exercised in full. Nominee holder over-subscription forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the subscription certificates.

The Trust will not offer or sell any Common Shares that are not subscribed for during the subscription period or pursuant to the over-subscription privilege.]

[The Trust has been advised that one or more of the officers or employees of the Adviser may exercise all of the Rights initially issued to them and may request additional Common Shares pursuant to the over-subscription privilege. An exercise of the over-subscription privilege by such persons will increase their proportionate voting power and share of the Trust’s assets.]

[Sale and Transferability of Rights

The Rights will be, subject to notice of issuance, admitted for trading on              under the symbol “        ” during the course of the Offer. Trading in the Rights on         may be conducted until the close of trading on         on the last business day prior to the Expiration Date. The Trust will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent.

Sales through the Subscription Agent. Record Date Shareholders who do not wish to exercise any or all of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on     through the last business day prior to the Expiration Date, subscription certificates representing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., Eastern time, on         (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the         business day prior to the extended Expiration Date).

Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. The sale price of any Rights sold to the Dealer Manager will be based upon the then-current market price for the Rights. The proceeds from each of such sales to the Dealer Manager will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Record Date Shareholder. It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription Agent within          business days of the sale and that the proceeds will then be remitted to the selling Record Date Shareholder within                 business days following the Expiration Date by the Subscription Agent.

If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold in such manner, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent in such open market transactions throughout the subscription period. The proceeds from such sales will be held by the Subscription Agent in an account segregated from the Subscription Agent’s own funds pending distribution to the selling Record Date Shareholders. It is expected that the proceeds of such open market sales will be remitted by the Subscription Agent to the selling Record Date Shareholders within              business days following the Expiration Date.

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions) all Rights that remain unclaimed as a result of subscription certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the          business day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales for the benefit of those non-claiming Common Shareholders until the proceeds are either claimed or revert to their state of residence.

There can be no assurance that the Subscription Agent will be able to complete the sale of any Rights, and neither the Trust nor the Subscription Agent have guaranteed any minimum sale price for the Rights. If a Record Date Shareholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights issued to that shareholder pursuant to the Offer, then the other broker-dealer or financial institution may charge a fee to sell the Rights.

Other Transfers. The Rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the instructions accompanying the subscription certificate. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing the transferred Rights. If this occurs, a new subscription certificate evidencing the balance of the Rights, if any, will be issued to the Record Date Shareholder or, if the Record Date Shareholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond with the name as written upon the face of the subscription certificate in every particular, without alteration or enlargement or any other change. A signature guarantee will be required in connection with a transfer of rights. If required, a signature guarantee must be provided by an “eligible guarantor institution” (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934).

Record Date Shareholders wishing to transfer all or a portion of their Rights should allow at least      business days prior to the Expiration Date for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by the new subscription certificate to be exercised or sold by the recipients of the subscription certificate. Neither the Trust nor the Subscription Agent nor the Dealer Manager shall have any liability to a transferee or transferor of Rights if subscription certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by              , the information agent for the Offer (the “Information Agent”), the Subscription Agent and the Dealer Manager (which are expected to be paid from the proceeds of the Offer by the Trust), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or transfer of Rights will be for the account of the transferor of the Rights, and none of these commissions, fees or other expenses will be paid by the Trust, the Investment Adviser, the Information Agent, the Subscription Agent or the Dealer Manager. Rights holders who wish to purchase, sell, exercise or transfer Rights through a broker, bank or other party should first inquire about any fees and expenses that the holder will incur in connection with the transactions.

The Trust anticipates that the Rights will be eligible for transfer through, and that the exercise of the primary subscription and the over-subscription may be effected through, the facilities of DTC or the Subscription Agent until 5:00 p.m., Eastern time, on the Expiration Date. Your broker, bank, trust company or other intermediary may impose a deadline for transferring Rights earlier than 5:00 p.m. Eastern time, on the Expiration Date.]

Method for Exercising Rights

Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders (except as described under “—Requirements for Foreign Shareholders” below) or, if their Common Shares are held by Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full at the estimated Subscription Price for the Common Shares subscribed for by the Expiration Date as described under “—Payment For Common Shares.” Rights may also be exercised by contacting your broker, banker, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of payment and of a properly completed and executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the         business day after the Expiration Date. A fee may be charged for this service. Completed subscription certificates and payments must be received by the Subscription Agent by         , Eastern time, on the Expiration Date (unless delivery of subscription certificate and payment is effected by means of a notice of guaranteed delivery as described below under “—Payment for Common Shares”) at the offices of the Subscription Agent at one of the addresses set forth below under “—Subscription Agent.” Your broker, bank, trust company or other intermediary may impose a deadline for transferring Rights earlier than 5:00 p.m. Eastern time, on the Expiration Date. Fractional Common Shares will not be issued upon exercise of Rights.

Shareholders who are Record Owners. Shareholders who are record owners of Common Shares can choose between either option set forth under “—Payment For Common Shares.” If time is of the essence, option (2) will permit delivery of the subscription certificate and payment after the Expiration Date.

Investors whose Common Shares are Held by a Nominee. Investors whose Common Shares are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the subscription certificate on behalf of the investor and arrange for proper payment by one of the methods set forth below under “—Payment For Common Shares.”

Nominees. Nominees, such as banks, brokers, trustees or depositories for securities, who hold Common Shares of the Trust for the account of others should notify the respective beneficial owners of such Common Shares as soon as possible to ascertain those beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the Subscription Agent with the proper payment as described under “—Payment For Common Shares.”

[Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner who is a Record Date Shareholder, as to the aggregate number of Rights exercised during the subscription period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by the beneficial owner, and that the beneficial owner exercised all the Rights issued to it pursuant to the Offer.]

Requirements for Foreign Shareholders. Subscription certificates will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (“Foreign Shareholders”). The Subscription Agent will send a letter via regular mail to Foreign Shareholders to notify them of the Offer. The Rights of Foreign Shareholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by              , Eastern time, on         ,             business days prior to the Expiration Date (or, if the subscription period is extended, on or before the business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to those Foreign Shareholders.

Subscription Agent

                         is the Subscription Agent for the Offer. The Subscription Agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $             , plus reimbursement for all out-of-pocket expenses related to the Offer. The fees and expenses of the Subscription Agent are included in the fees and expenses of the Offer and therefore will be borne by the Trust and indirectly by all Common Shareholders, including those who do not exercise their Rights. Questions regarding the subscription certificates should be directed by mail to                         . Common Shareholders may also subscribe for the Offer by contacting their broker dealer, trust company, bank or other nominee.

Completed subscription certificates must be sent together with proper payment of the estimated Subscription Price for all Common Shares subscribed for in the primary subscription and the over-subscription privilege (for Record Date Shareholders) to the Subscription Agent by one of the methods described below. Alternatively, Rights holders may arrange for their financial intermediaries to send notices of guaranteed delivery by facsimile to DTC to be received by the Subscription Agent prior to                  , Eastern time, on the Expiration Date. Facsimiles should be confirmed by telephone at DTC. The Trust will accept only properly completed and executed subscription certificates actually received at any of the addresses listed below, prior to         , Eastern time, on the Expiration Date, or by the close of business on the         business day after the Expiration Date following timely receipt of a notice of guaranteed delivery. See “—Payment for Common Shares.”

Subscription Certificate Delivery Method	Address/Number

Notice of Guaranteed Delivery:	Contact your broker-dealer, trust company, bank or other nominee to notify the Trust of your intent to exercise the Rights.

First Class Mail Only
(No Express Mail or Overnight Courier):

Hand:

Express Mail or Overnight Courier:

The Trust will honor only subscription certificates received by the Subscription Agent prior to      , Eastern Time, on the Expiration Date at one of the addresses listed above. Delivery to an address other than those listed above will not constitute good delivery.

Information Agent

The Information Agent for the Offer is      . If you have questions or need further information about the Offer, please write the Information Agent at                          or call                     . Any questions or requests for assistance concerning the method of subscribing for Common Shares or additional copies of this prospectus or subscription certificates should be directed to the Information Agent. Common Shareholders may also contact their brokers or nominees for information with respect to the Offer.

The Information Agent will receive a fee estimated to be approximately $     for its services, plus reimbursement for all out-of-pocket expenses related to the Offer. The fees and expenses of the Information Agent are included in the fees and expenses of the Offer and therefore will be borne by the Trust and indirectly by all of its Common Shareholders, including those who do not exercise their Rights.

Expiration of the Offer

The Offer will expire at      , Eastern time, on                     , unless the Trust extends the subscription period. Rights will expire on the Expiration Date and may not be exercised after that date. If the Trust extends the subscription period, the Trust will make an announcement as promptly as practicable. This announcement will be issued no later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which the Trust may choose to make this announcement, the Trust will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate this announcement other than by making a release to the Dow Jones News Service or any other means of public announcement as the Trust may deem proper.

Payment for Common Shares

Rights holders who wish to acquire Common Shares pursuant to the Offer may choose between the following methods of payment:

(1)            A Rights holder can send the properly completed and executed subscription certificate together with payment for the Common Shares subscribed for during the subscription period [and, if eligible, for any additional Common Shares subscribed for pursuant to the over-subscription privilege] to the Subscription Agent based upon an estimated Subscription Price of $        per Common Share. A subscription will be accepted when payment, together with the executed subscription certificate, is received by the Subscription Agent at one of the addresses set forth under “—Subscription Agent”, the payment and the properly completed and executed subscription certificate must be received by the Subscription Agent by         , Eastern time, on the Expiration Date. The Subscription Agent will deposit all checks received by it for the purchase of Common Shares into a segregated interest-bearing account of the Trust (the interest from which will belong to the Trust) pending proration and distribution of Common Shares. A payment pursuant to this method must be in U.S. dollars by money order or check drawn on a bank located in the United States, must be payable to             and must accompany a properly completed and executed subscription certificate for such subscription to be accepted.

(2)             Alternatively, a subscription will be accepted by the Subscription Agent if, by         , Eastern time, on the Expiration Date, the Subscription Agent has received a notice of guaranteed delivery by facsimile

(telecopy) or otherwise from a bank, a trust company or an NYSE member guaranteeing delivery of (i) payment of the full Subscription Price at the estimated Subscription Price for the Common Shares subscribed for during the subscription period and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege and (ii) a properly completed and executed subscription certificate. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed subscription certificate and full payment for the Common Shares at the estimated Subscription Price are received by the Subscription Agent by the close of business on the      business day after the Expiration Date.

On the confirmation date, which will be          business days following the Expiration Date, a confirmation will be sent by the Subscription Agent to each Rights holder exercising its Rights (or, if a Rights holder’s Common Shares are held by DTC or any other depository or nominee, to DTC and/or that other depository or nominee) showing (i) the number of Common Shares acquired during the subscription period, (ii) the number of Common Shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per Common Share and total purchase price for the Common Shares and (iv) any additional amount payable to the Trust by the Rights holder or any excess to be refunded by the Trust to the Rights holder, in each case based on the Subscription Price as determined on the Expiration Date. Any additional payment required from a Rights holder must be received by the Subscription Agent within business days after the confirmation date (                    , unless the subscription period is extended). Any excess payment to be refunded by the Trust to a Rights holder will be mailed by the Subscription Agent to such Rights holder as promptly as practicable. All payments by a Rights holder must be in U.S. dollars by money order or check drawn on a bank located in the United States and payable to “                    ”

Whichever of the two methods described above is used, issuance and delivery of the Common Shares subscribed for are contingent upon actual payment for such Common Shares. No certificates will be issued or delivered with respect to Common Shares issued and sold in the Offer.

Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt of the completed subscription certificate together with payment for Common Shares by the Subscription Agent, except as described under “—Notice of Net Asset Value Decline” below.

If a Rights holder who acquires Common Shares during the subscription period [or pursuant to the over-subscription privilege (for Record Date Shareholders)] does not make payment of any amounts due by the Expiration Date or the date payment is due under a notice of guaranteed delivery, the Trust reserves the right to take any or all of the following actions through all appropriate means: (i) find other Record Date Shareholders for the subscribed and unpaid-for Common Shares; [(ii) apply any payment actually received by the Trust toward the purchase of the greatest whole number of Common Shares that could be acquired by the Rights holder upon exercise of such Rights acquired during the subscription period or pursuant to the over-subscription privilege;] and/or (iii) exercise any and all other rights or remedies to which the Trust may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares.

The method of delivery of completed subscription certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of exercising Rights holders, but if sent by mail it is recommended that such forms and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment by             , Eastern time, on the Expiration Date. Because uncertified personal checks may take at least business days to clear, exercising Rights holders are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check with the Right holder’s name and Subscription Agent account number identified on the check.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Trust, which determinations will be final and binding. The Trust, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until substantially all irregularities have been waived or cured within such time as the Trust determines in its sole discretion. The Trust will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Notice of Net Asset Value Decline

The Trust has, pursuant to the SEC’s regulatory requirements, undertaken to suspend the Offer until the Trust amends this prospectus if, after                      , the date of this Prospectus Supplement, the Trust’s net asset value declines more than         % from the Trust’s net asset value as of that date. In that event, the Expiration Date will be extended and the Trust will notify Record Date Shareholders of any such decline and permit Rights holders to cancel their exercise of Rights.

Delivery of Common Shares

Participants in the Trust’s dividend reinvestment plan (the “Plan”) will have any Common Shares acquired pursuant to the Offer credited to their shareholder dividend reinvestment accounts in the Plan. Common Shareholders whose Common Shares are held of record by DTC or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Common Shares acquired during the subscription period credited to the account of DTC or other depository or nominee. No certificates will be issued or delivered with respect to Common Shares issued and sold in the Offer.

U.S. Federal Income Tax Consequences

[TO COME]

Employee Plan Considerations

[TO COME]

Benefits to the Adviser and the Sub-Adviser

The Adviser and the Sub-Adviser will benefit from the Offer, in part, because the management fee paid by the Trust to the Adviser (and thus the fees paid by the Adviser to the Sub-Adviser, which are based on a percentage of the fee paid by the Trust to the Adviser) is based on Managed Assets of the Trust. The Adviser also receives a service fee for investor support services and secondary market services, which is based on Managed Assets of the Trust. It is not possible to state precisely the amount of additional compensation the Adviser and the Sub-Adviser will receive as a result of the Offer because it is not known how many Common Shares of the Trust will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Trust’s average net asset value during the twelve-month period beginning     is $         per Common Share (the net asset value per Common Share on        ) (iii) the Subscription Price is $         per Common Share , and (iv) for purposes of this example, the Trust increases the amount of Financial Leverage it has outstanding while maintaining approximately the same percentage of total assets attributable to Financial Leverage, and after giving effect to the Dealer Manager fee and other estimated offering expenses, the Adviser would receive additional investment management fees of approximately $        , for the twelve-month period beginning             , of which approximately $        would be paid by the Adviser to the Sub-Adviser, and additional service fees of approximately $        . The Adviser and the Sub-Adviser would continue to receive additional investment management fees and service fees, as a result of the Offer, based on the Trust’s Managed Assets attributable to the Common Shares issued in the Offer and related additional Financial Leverage, thereafter.

Investment Considerations and Dilution

Upon completion of the Offer, Common Shareholders who do not exercise their Rights fully will own a smaller proportional interest in the Trust than would be the case if the Offer had not been made. Furthermore, if you do not participate in the Over-Subscription Privilege, if it is available, your percentage ownership may also be diluted.

In addition, because the Subscription Price per Common Share is likely to be less than the Trust’s net asset value per Common Share, the Offer will likely result in a dilution of the Trust’s net asset value per Common Share for all Common Shareholders, irrespective of whether they exercise all or any portion of their Rights. Although it is not possible to state precisely the amount of such a decrease in value, because it is not known at this time what the Subscription Price will be, what the net asset value per Common Share will be on the Expiration Date or what proportion of Common Shares will be subscribed for, the dilution could be substantial.

The impact of the Offer on NAV per Common Share is shown by the following example, assuming a $16.26 Subscription Price and assuming full exercise of the Rights:

Example:(1)
NAV(2)	$
Subscription Price	$
Reduction in NAV ($)(3)	$
Reduction in NAV ($)	$

(1)	Assumes that all Rights are exercised
(2)	Assumes that the Trust’s net asset value on the Expiration Date is $ per Common Share (the net asset value per Common Share on .
(3)	Assumes $ in estimated offering expenses and Dealer Manager fee of $ .

Record Date Shareholders will experience a decrease in the net asset value per Common Share held by them, irrespective of whether they exercise all or any portion of their Rights.

[The distribution of transferable Rights, which may themselves have value, will afford non-participating Common Shareholders the potential of receiving a cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for the economic dilution of their interests, although there can be no assurance that a market for the Rights will develop.]

RISKS RELATING TO THE OFFER

Dilution Risk

As a result of this Offer, it is anticipated that even if you fully exercise your Rights, you should expect to incur immediate economic dilution and, if you do not exercise all of your Rights, you will incur voting dilution. Further, both the sales load and the expenses associated with the Offer paid by the Trust will immediately reduce the NAV of each Common Share. To the extent that the number of Common Shares outstanding after the Offer will have increased proportionately more than the increase in the size of the Trust’s net assets, you will, at the completion of the Offer, experience immediate dilution of net asset value. The percentage increase in Common Shares outstanding that will occur if all the Rights are exercised is     %. In addition, if the Subscription Price for the Offer is less than the Trust’s net asset value per Common Share as of the Expiration Date, you would experience additional immediate dilution of net asset value as a result of the Offer. If the Subscription Price is substantially less than the current net asset value per Common Share at the expiration of the Offer, such dilution could be substantial. It is anticipated that the existing Common Shareholders will experience immediate dilution even if they fully exercise their Rights. In addition, whether or not you exercise your Rights, you will experience a dilution of net asset value of the Common Shares because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers (including the cost of the Trust’s counsel and independent registered public accounting firm). This dilution of net asset value will disproportionately affect Common Shareholders who do not exercise their Rights. The Trust cannot state precisely the amount of any decrease because it is not know at this time how many Common Shares will be subscribed for or what the net asset value or market price of the Trust’s Common Shares will be on the Expiration Date or what the Subscription Price will be. For example, based on the Trust’s net asset value and market price on        , the Subscription Price would be less than net asset value and there would be dilution. Assuming full exercise of the Rights being offered at the Subscription Price and assuming that the Expiration Date were                  , it is estimated that the per Common Share dilution resulting from the Offer, as of                     , would be $        .

In addition to the economic dilution described above, if you do not exercise all of your Rights, you will incur voting dilution as a result of this Offer. This voting dilution will occur because you will own a smaller proportionate interest in the Trust after the Offer than you owned prior to the Offer.

[The fact that the Rights are transferable may reduce the effects of dilution as a result of the Offer. Rights holders can transfer or sell their Rights. The cash received from the sale of Rights may be viewed as partial compensation for any possible dilution. There can be no assurances, however, that a market for the Rights will develop or that the Rights will have any value in that market.]

Increase in Common Share Price Volatility; Decrease in Common Share Price

The Offer may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Offer may result in an increase in the number of shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.

Under-Subscription

It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer could have an impact on the net proceeds of the Offer and whether the Trust achieves any benefits.

Risks of Acquiring Rights to Purchase Common Shares

Shares of closed-end funds such as the Trust frequently trade at a discount to net asset value. Since inception, the Trust’s Common Shares have frequently traded at a discount in relation to NAV. See “Description of Common Shares.” If the Formula Price is less than          % of net asset value on the Expiration Date, then the Subscription Price will likely be greater than the market price of a Common Share on that date. In addition, the Formula Price, even if above         % of net asset value, may still be above the market price of a Common Share on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be. Changes in market conditions may result in the Common Shares purchasable upon exercise of the Rights being less attractive to investors at the Expiration Date. This may reduce or eliminate the value of the Rights. Investors who receive or acquire Rights may find that there is no market to sell Rights that they do not wish to excise.

PLAN OF DISTRIBUTION

Distribution Arrangements

[                 will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Trust and the Adviser, the Dealer Manager will provide financial structuring and solicitation services in connection with the Offer and will solicit the exercise of Rights and participation in the Over-Subscription Privilege. The Offer is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Common Shares purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to solicit the exercise of Rights. See “—Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Offer.

The Trust, the Adviser and the Sub-Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Trust in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

Prior to the expiration of the Offer, the Dealer Manager may purchase Rights in the open-market and may purchase Rights offered to it by the Subscription Agent from electing Record Date Shareholders, that remain unclaimed as a result of subscription certificates being returned by the postal authorities and/or unexercised Rights of Record Date Shareholders whose record addresses are outside the United States that are held by the Subscription Agent and for which no instructions are received. The Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the purchase (and resale) of such Rights. There is no limit on the number of Rights the Dealer Manager can purchase or exercise.

The Dealer Manager is authorized to exercise Rights it acquires prior to the expiration of the Offer for delivery of Common Shares prior to the expiration of the Offer at a subscription price equal to [         ]. With respect to such purchases and exercises of Rights by the Dealer Manager, the subscription price will be paid to the Trust by the Dealer Manager and the dealer manager fee with respect to such proceeds will be paid to the Dealer Manager by the Trust on the applicable settlement date(s) of such exercise(s). Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale Common Shares it has acquired through purchasing and exercising the Rights to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. The Dealer Manager may set the price for those Common Shares at any price that it determines, in its sole discretion. Neither the Trust nor the Adviser or the Sub-Adviser has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells Common Shares it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of Common Shares by the Dealer Manager. Persons who purchase Common Shares from the Dealer Manager or the selling group will purchase Common Shares at a price set by the Dealer Manager, which may be more or less than the Subscription Price, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date. Since neither the Dealer Manager nor persons who purchase Common Shares from the Dealer Manager or members of the selling group were Record Date Shareholders, they would not be able to participate in the over-subscription privilege.

Although the Dealer Manager may realize gains and losses in connection with purchases and sales of Common Shares, such offering of Common Shares is intended by the Dealer Manager to facilitate the Offer, and any such gains or losses are not expected to be material to the Dealer Manager. The Dealer Manager’s fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of Common Shares.

Record Date Shareholders who do not wish to exercise any or all of their Rights may instruct the Subscription Agent to try to sell any Rights they do not intend to exercise themselves. Although Rights are expected to trade on the NYSE through the last business day prior to the Expiration Date, Subscription certificates evidencing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., Eastern time, on              (or, if the subscription period is extended, on or before 5:00 p.m., Eastern time,             business days prior to the extended Expiration Date). Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. The proceeds from each of such sales to the Dealer Manager will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Record Date Shareholder. It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription

In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Trust, the Adviser and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Trust or its affiliates.

The principal business address of the Dealer Manager is                      .]

Compensation to Dealer Manager

[Pursuant to the Dealer Manager Agreement, the Trust, has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to         % of the aggregate Subscription Price for Common Shares issued pursuant to the Offer and the Over-Subscription Privilege.

The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to     % of the Subscription Price for each Common Share issued pursuant to the Offer or the Over-Subscription Privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to         % of the Subscription Price for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.

In addition, the Trust, has agreed to pay the Dealer Manager an amount up to $         as a partial reimbursement of its expenses incurred in connection with the Offer. The fees described above are one-time fees payable on each date on which the Trust issues Common Shares after the Expiration Date with respect to the Dealer Manager, and on or before the         business day following the day the Trust issues Common Shares after the Expiration Date with respect to a Selling Group Member or Soliciting Dealer. The Trust will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $        , incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. No other fees will be payable by the Trust or the Adviser to the Dealer Manager in connection with the Offer.]

LEGAL MATTERS

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, as special counsel to the Trust in connection with the Offer. Certain legal matters will be passed on by                 ,             ,         , as special counsel to the Dealer Manager in connection with the Offer.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

Common Shares

XAI Octagon Floating Rate & Alternative Income Term Trust

Issuable Upon the Exercise of

Subscription Rights to Acquire Common Shares

FORM OF

PROSPECTUS

SUPPLEMENT